SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 25, 2000


                       United Asset Management Corporation
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                001-9215                04-2714625
       -------------------        ----------             --------------
    (State of Incorporation)     (Commission             (IRS Employer
                                 File Number)          Identification No.)


One International Place, Boston, MA                           02110
-----------------------------------                        ----------
(Address of Principal Executive Offices)                   (Zip Code)

                                 (617) 330-8900
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

      (a) On September 25, 2000, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among United Asset Management Corporation, a Delaware corporation (the "Company"), Old Mutual plc, an English public limited company ("Old Mutual"), and OM Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Old Mutual ("Purchaser"), Purchaser completed its tender offer (the "Offer") for all of the outstanding shares of Common Stock, par value $0.01 per share, of the Company (the "Shares"), at a purchase price of $25 per Share, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions set forth in the Merger Agreement, and accepted for payment all of the Shares tendered pursuant thereto. As a result of the Offer, Purchaser and Old Mutual own approximately 93% of the 58,348,859 Shares.

      The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, following completion of the Offer, and in accordance with the Delaware General Corporation Law (the "DGCL"), Purchaser will be merged with and into the Company (the "Merger"), and at the effective time of the Merger each Share outstanding (other than Shares owned by Old Mutual or Purchaser and Shares held by stockholders, if any, who did not vote in favor of the Merger Agreement and who comply with all of the relevant provisions of Section 262 of the DGCL relating to dissenters' rights of appraisal) will be converted into the right to receive the Offer Price, as adjusted, or any greater amount per Share paid pursuant to the Offer. In light of the fact that Purchaser owns in excess of 90% of the outstanding Shares, the Merger can be effected without any further shareholder action or waiting period, and is expected to be completed promptly.

      Pursuant to the terms of the Merger Agreement, Messrs. Eric Anstee, Kevin Carter, Michael Levitt and Brian Baskir have been designated for election and elected to the Board of Directors of the Company, giving Purchaser majority representation on the Company Board.

      (b)   Not applicable.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits.  The following exhibit is filed as part of this report:

            99.1 Press Release of Old Mutual plc and United Asset Management Corporation, dated September 26, 2000.

                                    SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 26, 2000

                                       UNITED ASSET MANAGEMENT CORPORATION


                                       By: /s/ Joseph R. Ramrath
                                           --------------------------------
                                           Name:    Joseph R. Ramrath
                                           Title:   Senior Vice President,
                                                    General Counsel and
                                                    Secretary

                                  EXHIBIT INDEX

Exhibit
Number                        Description
-------                       -----------

Exhibit 99.1 Press Release of Old Mutual plc and United Asset Management Corporation, dated September 26, 2000.